Exhibit 10.3

BILL OF SALE

This BILL OF SALE (the “Bill of Sale”), dated as of the ____ day of July, 2011, is made and delivered by CONTINENTAL RESOURCES GROUP, INC., a Delaware corporation (“Seller”), to CONTINENTAL RESOURCES ACQUISITION SUB, INC., a Florida corporation (“Buyer”), pursuant to, and subject to the terms of, the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of the date hereof by and among Seller, Buyer and Sagebrush Gold Ltd. (the “Company”). The terms of the Asset Purchase Agreement are incorporated herein by reference and capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Asset Purchase Agreement.

NOW, THEREFORE, subject to and in accordance with the terms and conditions of the Asset Purchase Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby each agree as follows:

Seller hereby irrevocably and unconditionally sells, conveys, assigns, grants, transfers and delivers to Buyer and its successors and assigns, to its and their own use and benefit forever, and Buyer hereby purchases, acquires and accepts, all of Seller’s right, title and interest in and to all of the tangible Purchased Assets, free and clear of any liens, charges or other encumbrances.

Seller hereby agrees, at any time and from time to time after the date hereof, promptly upon the written request of the Buyer, it will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may reasonably be required by the Buyer in order to assign, transfer, set over, convey, assure, and confirm unto and vest in the Buyer, its successors, and assigns the Purchased Assets and title thereto and to put the Buyer in possession and operating control of the Purchased Assets.

All of the terms and provisions of this Bill of Sale shall be binding upon Seller and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

This Bill of Sale is intended only to document the sale and assignment of the tangible Purchased Assets to Buyer, and that the Asset Purchase Agreement is the exclusive source of the agreement and understanding between Seller and Buyer respecting the Purchased Assets. Nothing in this Bill of Sale shall limit, expand or otherwise affect any of the representations, warranties or covenants contained in the Asset Purchase Agreement. To the extent any term or provision herein is inconsistent with the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall control.

This Bill of Sale may be executed in facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first set forth above.

CONTINENTAL ACQUISITION SUB, INC.

By:
Name: Barry Honig
Title: Chief Executive Officer

CONTINENTAL RESOURCES GROUP, INC.

By:
Name: Joshua Bleak
Title: President